UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)]
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Sec. 240.14a-12
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
Knight-Swift Transportation Holdings Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14-a6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2024

On April 4, 2024, Knight-Swift Transportation Holdings Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s 2024 Annual Meeting of Stockholders to be held on May 14, 2024 at 8:30 a.m. local time (the “Annual Meeting”). As previously disclosed, holders of the Company’s common shares at the close of business on the record date are entitled to notice of and to vote at the meeting.

The Company is providing this proxy statement supplement (this “Supplement”) solely to correct the number of common shares outstanding as of the record date, which appears on pages 52 and 61 of the Proxy Statement.

The Company hereby replaces in its entirety the introductory paragraph to the table in the section entitled “Security Ownership of Certain Beneficial Owners and Management” on page 52 of the Proxy Statement as follows:

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, March 18, 2024, the number and percentage of outstanding shares of our common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by our named executive officers and our directors, and by all of our directors and executive officers as a group. Share information for BlackRock, Inc., The Vanguard Group, FMR LLC, and Wellington Management Group LLP (and related persons) is based on Schedules 13G and 13G/A filed by these entities, as further described in the applicable footnotes. We had outstanding 161,562,394 shares of common stock as of the Record Date.

The Company hereby replaces in its entirety the subsection under “Questions and Answers about the Proxy Materials and the Annual Meeting” entitled “Who is entitled to vote?” on page 61 of the Proxy Statement as follows:

Who is entitled to vote?

Only stockholders of record of our common stock at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:

•directly by the stockholder of record; and
•beneficially through a broker, bank, or other nominee.

Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting. As of the Record Date, there were 161,562,394 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically set forth in this Supplement, no other changes are made to the Proxy Statement. If you have already submitted your proxy, you do not need to take any action.